UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2010

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3805 Edwards Road, Suite 400
Cincinnati, OH  45209
 (Address of principal executive
offices including zip code)

Registrant’s telephone number, including area code: (513) 824-8297

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 7, 2010, Zoo Entertainment, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC, as representative of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the sale by the Company of 1,600,000 shares of the Company’s common stock (the “Shares”) in a public offering (the “Public Offering”), at a public offering price of $6.00 per share. The Company also granted the Underwriters a 30-day option to purchase up to an additional 240,000 shares of common stock from the Company to cover over-allotments, if any.

The net proceeds to the Company from the sale of the Shares, after deducting the underwriting discounts and commissions and offering expenses, will be approximately $7.9 million. The Public Offering is expected to close on July 12, 2010, subject to customary closing conditions.

The Underwriting Agreement contains certain customary representations, warranties and covenants by the Company, indemnification obligations of the Company and the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, other obligations of the parties and termination provisions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by this reference. The foregoing description of the Underwriting Agreement is a summary and is qualified in its entirety by the full text of the Underwriting Agreement.

ITEM 8.01.  OTHER EVENTS.

On July 7, 2010, the Company issued a press release announcing the pricing of the Public Offering described above under item 1.01 of this Current Report on Form 8-K. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by this reference.

On July 7, 2010, the Company’s shares of common stock became listed and began trading on the NASDAQ Capital Market under the symbol “ZOO.”

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at the Company’s internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the Securities and Exchange Commission.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Number	Description

1.1	Underwriting Agreement, by and between the Company and Roth Capital Partners, LLC, as representative of the several underwriters named in Schedule I thereto, dated July 7, 2010.

99.1	Press release, dated July 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2010

ZOO ENTERTAINMENT, INC.

By:	/s/ David Fremed
Name: David Fremed
Title: Chief Financial Officer

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, by and between the Company and Roth Capital Partners, LLC, as representative of the several underwriters named in Schedule I thereto, dated July 7, 2010.

99.1	Press release, dated July 7, 2010.